EXHIBIT 10.5

AMENDING AGREEMENT

This Amending Agreement (this “Agreement”) dated as of May 15, 2019 (the “Effective Date”) is made by and between Lexaria Bioscience Corp., a Nevada corporation with offices at 100 – 740 McCurdy Road, Kelowna, British Columbia, V1X 2P7, Canada (the “Assignor”), Lexaria CanPharm ULC, a British Columbia company with offices at 100 – 740 McCurdy Road, Kelowna, British Columbia, V1X 2P7 (the “Licensor”) and Nuka Enterprises, LLC, a Delaware limited liability company with offices at 9690 Dallas St., Henderson, Colorado (together with its successors and assigns the “LICENSEE”). LICENSOR and LICENSEE are sometimes referred to individually herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS the Assignor and the LICENSEE entered into an Intellectual Property License Agreement dated April 24, 2018 (the “Original Agreement”) whereby the Assignor granted the LICENSEE a license to the Technology as defined in the Original Agreement;

WHEREAS, pursuant to the terms of the Original Agreement, the LICENSEE was granted certain options to expand the Territory, by way of adding Subsequent Territories, and/or the End Products, by way of adding Product Options, as those terms are defined in the Original Agreement;

WHEREAS, the Assignor has granted the LICENSOR a license to the Technology and has further granted the LICENSOR the right to sublicense the Technology;

WHEREAS pursuant to the terms of the Original Agreement, the Assignor has the right to assign the Original Agreement and the related rights and duties of the Assignor without needing the prior consent of the LICENSEE and accordingly, the Assignor has assigned the Original Agreement and the respective rights and duties thereunder of the Assignor to the LICENSOR;

WHEREAS the LICENSEE has provided a notice of an Exercise of License Option for the following Subsequent Territories and Product Options:

Subsequent Territory	Product Option
Michigan

#1 - Any product that is generally recognized as chocolates, chocolate bars, chocolate treats, chocolate truffles, caramels, chocolate caramels, caramel treats, or primarily composed of a form of chocolate or cocoa and is infused with cannabis oil/isolate or equivalent containing 0.3% or greater THC.

#2 - Any READY TO DRINK consumable liquid products including, but not limited to, cold brew or hot coffee, teas, lemonades, flavored waters, juices, beers, wines, spirits, protein drinks, sport drinks, cocoa drinks, kombuchas, probiotics, energy drinks/shots, vitamin waters, tinctures, dressings, honeys and syrups, flavored sprays for consumption by way of ingestion that are infused with cannabis oil/isolate or equivalent containing 0.3% or greater THC.

#3 - All products that are not Chocolates but are generally recognized as “candies,” “gummies and jellies,” “suckers,” “hard or rock candies,” “jelly beans”, mints and non-chocolate mint products, etc, that are primarily made with sugar and/or other sweeteners and not generally recognized as a natural food and is infused with cannabis oil/isolate or equivalent containing 0.3% or greater THC. This category excludes pills, tablets and capsules that are not primarily made with sugar and/or other sweeteners, that are generally recognized as vitamins, supplements, medicines, sublingual or rapidly dissolving mouth-melts. This category also excludes any solid tablet or form factor meant to dissolve in a food product, liquid or beverage for purposes of seasoning, flavoring or infusing cannabis oil therein.

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Massachusetts

#1 - Any product that is generally recognized as chocolates, chocolate bars, chocolate treats, chocolate truffles, caramels, chocolate caramels, caramel treats, or primarily composed of a form of chocolate or cocoa and is infused with cannabis oil/isolate or equivalent containing 0.3% or greater THC.

#2 - Any READY TO DRINK consumable liquid products including, but not limited to, cold brew or hot coffee, teas, lemonades, flavored waters, juices, beers, wines, spirits, protein drinks, sport drinks, cocoa drinks, kombuchas, probiotics, energy drinks/shots, vitamin waters, tinctures, dressings, honeys and syrups, flavored sprays for consumption by way of ingestion that are infused with cannabis oil/isolate or equivalent containing 0.3% or greater THC.

#3 - All products that are not Chocolates but are generally recognized as “candies,” “gummies and jellies,” “suckers,” “hard or rock candies,” “jelly beans”, mints and non-chocolate mint products, etc, that are primarily made with sugar and/or other sweeteners and not generally recognized as a natural food and is infused with cannabis oil/isolate or equivalent containing 0.3% or greater THC. This category excludes pills, tablets and capsules that are not primarily made with sugar and/or other sweeteners, that are generally recognized as vitamins, supplements, medicines, sublingual or rapidly dissolving mouth-melts. This category also excludes any solid tablet or form factor meant to dissolve in a food product, liquid or beverage for purposes of seasoning, flavoring or infusing cannabis oil therein.

Illinois

#1 - Any product that is generally recognized as chocolates, chocolate bars, chocolate treats, chocolate truffles, caramels, chocolate caramels, caramel treats, or primarily composed of a form of chocolate or cocoa and is infused with cannabis oil/isolate or equivalent containing 0.3% or greater THC.

#2 - All products that are not Chocolates but are generally recognized as “candies,” “gummies and jellies,” “suckers,” “hard or rock candies,” “jelly beans”, mints and non-chocolate mint products, etc, that are primarily made with sugar and/or other sweeteners and not generally recognized as a natural food and is infused with cannabis oil/isolate or equivalent containing 0.3% or greater THC. This category excludes pills, tablets and capsules that are not primarily made with sugar and/or other sweeteners, that are generally recognized as vitamins, supplements, medicines, sublingual or rapidly dissolving mouth-melts. This category also excludes any solid tablet or form factor meant to dissolve in a food product, liquid or beverage for purposes of seasoning, flavoring or infusing cannabis oil therein.

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Ohio

#1 - Any product that is generally recognized as chocolates, chocolate bars, chocolate treats, chocolate truffles, caramels, chocolate caramels, caramel treats, or primarily composed of a form of chocolate or cocoa and is infused with cannabis oil/isolate or equivalent containing 0.3% or greater THC.

#2 - All products that are not Chocolates but are generally recognized as “candies,” “gummies and jellies,” “suckers,” “hard or rock candies,” “jelly beans”, mints and non-chocolate mint products, etc, that are primarily made with sugar and/or other sweeteners and not generally recognized as a natural food and is infused with cannabis oil/isolate or equivalent containing 0.3% or greater THC. This category excludes pills, tablets and capsules that are not primarily made with sugar and/or other sweeteners, that are generally recognized as vitamins, supplements, medicines, sublingual or rapidly dissolving mouth-melts. This category also excludes any solid tablet or form factor meant to dissolve in a food product, liquid or beverage for purposes of seasoning, flavoring or infusing cannabis oil therein.

Colorado (Original Territory)

#1 - READY TO DRINK consumable liquid products including, but not limited to, cold brew or hot coffee, teas, lemonades, flavored waters, juices, beers, wines, spirits, protein drinks, sport drinks, cocoa drinks, kombuchas, probiotics, energy drinks/shots, vitamin waters, tinctures, dressings, honeys and syrups, flavored sprays for consumption by way of ingestion that are infused with cannabis oil/isolate or equivalent containing 0.3% or greater THC.

NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the Parties contained in this Agreement, the Parties hereto agree as follows:

AGREEMENT

1.	All capitalized terms contained within this Agreement shall have the same meaning and effect as provided for in the Original Agreement.

2.	The Parties agree that all references to LICENSOR in the Original Agreement will be deemed to be references to Lexaria CanPharm ULC and that all address references for LICENSOR shall be deemed to be 100 – 740 McCurdy Road, Kelowna, BC V1X 2P7;

3.	Paragraph 2 b. of the Original Agreement is rescinded and shall be replaced in its entirety with the following paragraph 2 b.:

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“License Option:

Furthermore, during the life of this Agreement, LICENSOR will reserve one license in each other State in the United States where there is a lawful and regulated adult use or medical cannabis market and in the country of Canada for each product line in Exhibit B for the benefit of LICENSEE to be semi-exclusive in the case of the End Products, to distribute and/or sell End Products in locations compliant with all local and state laws applicable therein both at the time of effecting this Agreement and as laws evolve in America during the life of this Agreement under this option arrangement (the “License Option”). Financial terms of the License Option are as disclosed in Exhibit C.

If it chooses to accept a License Option, LICENSEE shall provide notice in writing to the LICENSOR in the form attached hereto as Exhibit E at least thirty (30) calendar days prior to the effective date of the exercise of any License Option (the “Exercise of License Option”). License Fees for an Exercise of License Option, shall be in the amount and paid in the manner prescribed by the attached Exhibit C. For territories where a final, semi-exclusive license is the only remaining license available, LICENSOR shall notify LICENSEE that such final license exists, and LICENSEE shall have the option of receiving the final, semi-exclusive license for each Subsequent Territory under this License Option if it accepts the option within sixty (60) days of being notified in writing by LICENSOR. Upon any Exercise of License Option, LICENSOR does hereby agree to extend the license of the Technology to include each state and/or such additional End Products that use the Technology for which LICENSEE has exercised the License Option (an “Extension”) whereby any such Extension will have an expiration date that matches exactly the expiration date of this Agreement (ie: April 2028). Any such Exercise of License Option which occurs prior to September 1, 2023 shall follow to the greatest extent possible the same proportionate appropriate Territory License fees and Usage fees of this Agreement subject to those terms found in Exhibit C below. Any such Exercise of License Option which occurs on or after September 1, 2023 shall be subject to good faith negotiations to determine appropriate fair market value Territory License fees and Usage Fees relative to the then-current market conditions. For the avoidance of doubt, the “then-current market conditions” may include conditions that are less favorable to expansion into any such territory or are less suitable for licensing in which case, the “then-current market conditions” would dictate lower fees than those contemplated in this Agreement and the reverse is also true in which case “then-current market conditions” would dictate higher fees than those contemplated in this Agreement.”

4.	Paragraph 2 e) is amended by adding the following words prior to the final period: “with such utilization being governed by a trademark license which is granted concurrently with, and forms part of, this technology license issued by the LICENSOR to the LICENSEE”

5.	The following paragraph is added as new paragraph 3 with all such subsequent paragraphs being renumbered and with any and all paragraph references being adjusted to accommodate such renumbering:

“3) Microfluidizer Option. In order to assist certain licensees of LICENSOR with respect to the production of End Products that are comprised of Consumable Liquids Products, as more particularly described in Exhibit B, LICENSOR is providing an option whereby LICENSOR will purchase a Microfluidizer for the purposes of combining the Technology with Nanoemulsions and/or Nanodispersions in connection with the production of such Consumable Liquid Products. The LICENSEE may exercise the Microfluidizer Option by initialing the appropriate box on the attached Exhibit F and agreeing to be subject to the terms and conditions set out in the attached Exhibit F.”

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6.	Exhibit A to the Original Agreement is rescinded and is updated and replaced with the attached Schedule “I” to this Agreement in order to reflect the LICENSOR’s current patent portfolio;

7.	Exhibit C to the Original Agreement shall be amended by:

a.	replacing the last sentence of paragraph 1 prior the commencement of subparagraphs (a) – (d), with the following:

“Territory License Fees for Colorado and for each Subsequent Territory that is the subject of an Exercise of License Option shall start on the earlier of: (i) ninety (90) days after the first sale of the first new Product; and (ii) one (1) year after the date that the LICENSEE provides the LICENSOR with an Exercise of License Option and will accrue and be payable as follows:”

b.	replacing paragraph 6 with the following:

“Beginning on September 1, 2019, the LICENSEE will pay a yearly fee of $37,500, in advance, to validly hold a License Option for any Subsequent Territory that has not been the subject of an Exercise of License Option as of that date, where there is a lawful and regulated adult use or medical cannabis market. The yearly fee, aggregated over time but only applicable to each Subsequent Territory, will be deducted from the applicable Territory License Fee otherwise payable when the LICENSEE exercises the License Option for such Subsequent Territory.

8.	Exhibit E be added to the Original Agreement in the form and content attached hereto as Schedule “II”;

9.	Exhibit F be added to the Original Agreement in the form and content attached hereto as Schedule “III”;

10.	All other terms and conditions of the Original Agreement shall remain in full force and effect and the Parties hereto agree to be bound by the rights, obligations and liabilities of the Original Agreement, as specifically amended by this Amending Agreement. Further the Parties agree that the Territory License Fees and the Usage Fees as set out in Exhibit C to the Original Agreement shall be payable by the LICENSEE in the manner prescribed in Exhibit C for the Subsequent Territories and Product Options for which LICENSEE has provided its Exercise of License Option.

[The Signature Page to Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement intending to be legally bound as of the date set forth above.

“LICENSOR” LEXARIA CANPHARM ULC		“LICENSEE” NUKA ENTERPRISES, LLC

By:	“John Docherty”	By:	“Peter Barsoom”
	John Docherty, President		Peter Barsoom, CEO

By:	“Chris Bunka”
Chris Bunka, CEO

“ASSIGNOR” LEXARIA BIOSCIENCE CORP.

By:	“John Docherty”	By:	“Chris Bunka”
	John Docherty, President		Chris Bunka, CEO

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SCHEDULE “I”

EXHIBIT A

TECHNOLOGY

The Technology consists of:

(1)	the following patent applications, patents granted, and PCT International Patent Applications;

(2)	all technical know-how and trade secrets in regard to such named patents, including the use, manufacture or formulation thereof, that is owned or controlled by LICENSOR as of the Effective Date of this Agreement, as well as any future continuations, continuations in part or divisional applications filed pursuant to the patent applications. (the “Licensed Patents”):

In the USA:

U.S. Patent Granted No. 9,474,725 awarded October 25, 2016.

U.S. Patent Granted No. 9,839,612 B2 awarded November 21, 2017

U.S. Patent Granted No. 9,972,680 B2 awarded May 15, 2018.

U.S. Patent Granted No. 9,974,739 B2 awarded May 22, 2018

U.S. Patent Granted No. 10,084,044 B2 awarded September 25, 2018

U.S. Patent Granted No. 10,103,225 B2 awarded October 16, 2018

U.S. Non-Provisional Patent Application No. 62/010,601.

U.S. Non-Provisional Patent Application No. 62/037,706.

U.S. Non-Provisional Patent Application No. 62/153,835.

U.S. Non-Provisional Patent Application No. 62/161,324.

U.S. Non-Provisional Patent Application No. 62/264,959.

U.S. Non-Provisional Patent Application No. 62/264,967.

U.S. Utility Patent Application No. 14/735,844.

U.S. Patent Pending Application No. 15/565,680

U.S. Patent Pending Application No. 62/519,511

U.S. Patent Pending Application No. 62/582,700

U.S. Patent Pending Application No. 62/642,737

U.S. Patent Pending Application No. 62/659,059

U.S. Patent Pending Application No. 62/658,473

U.S. Patent Pending Application No. 62/689,096

U.S. Patent Pending Application No. 62/730,645

International Patent Cooperation Treaty Filings:

PCT International Patent Application No. PCT/US15/35128.

PCT International Patent Application No. PCT/US16/64295.

PCT International Patent Application No. PCT/US16/64296.

PCT International Patent Application No. PCT/US18/38232.

Multiple National Filings:

Canada, The European Union, China, Japan, Australia, Mexico, and India

Australian Patent Granted No. 2015274698 awarded June 15, 2017

Australian Patents Granted No. 2017203054; 2018202562; 2018202583 awarded August 30, 2018

Australian Divisional Patent Granted No. 2018202584 awarded on January 10, 2019

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SCHEDULE “II”

EXHIBIT E

EXERCISE OF LICENSE OPTION NOTICE

TO:	LEXARIA CANPHARM ULC (“Licensor”)

FROM:	NUKA ENTERPRISES, LLC (“Licensee”)

RE:	EXERCISE OF LICENSE OPTION

Pursuant to the terms of an Intellectual Property License Agreement dated April 24, 2018 as amended May , 2019 (collectively the “Agreement”), the Licensee has the option to extend the license for the Technology granted by the Licensor to certain additional territories (the “Subsequent Territories”) or products (the “Product Options”) upon thirty (30) days written notice (the “Extension”).

The Licensee is providing the Licensor with this Exercise of License Option Notice to effectively provide 30 days written notice that Licensee intends to obtain an Extension for the following Subsequent Territories and/or Product Options:

Subsequent Territory	Product Options

Pursuant to the terms and conditions of the Agreement, the Licensee agrees to pay the prescribed Territory License Fees and/or Usage Fees, as applicable, in the prescribed manner, all as more particularly disclosed in Exhibit C to the Agreement.

Dated this __________ day of ___________, 20__________.

NUKA ENTERPRISES, LLC

By: ______________________________

       Peter Barsoom, CEO

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SCHEDULE “III”

EXHIBIT F

MICROFLUIDIZER OPTION

The Microfluidizer Option is available to the LICENSEE provided that:

i.	The LICENSEE intends to produce End Products that fit in the category of “Consumable Liquids Products” as more specifically defined in Exhibit “B”;

ii.	The LICENSEE enters a license agreement with a minimum term of [**][1] years;

iii.	The LICENSEE initials the box below acknowledging that the LICENSEE wishes to exercise the Microfluidizer Option and the effective date of such Microfluidizer Option exercise; and

iv.	The LICENSEE agrees to be bound by the additional terms and conditions set out under this Exhibit F as if they formed a part of the main Intellectual Property License Agreement with the LICENSOR.

Initial to Confirm Exercise of Microfluidizer Option

By initialing the box to the left of this statement, I, __________________ being the _______________________ of the LICENSEE hereby confirm that I have the authority to exercise the Microfluidizer Option and agree, on behalf of the LICENSEE, to be bound by the terms and conditions contained herein. This effective date of the exercise of the Microfluidizer Option is______________ , 20              (the “Effective Date”).

MICROFLUIDIZER OPTION ADDITONAL TERMS AND CONDITIONS

1.	Purchase. The LICENSOR shall order one (1) Lab Scale LM20 Microfluidizer® processor for High Shear cGMP-Ready Fluid Processing, as manufactured by Microfluidics™, or equivalent, (the “Standard Equipment”) for each State contained within the Territory, and any Subsequent Territory that has been added due to an Exercise of License Option, which includes Consumable Liquid Products as an End Product as at the Effective Date (referred to herein as a “Microfluidizer Territory”), provided that concurrently with exercising this Microfluidizer Option the LICENSEE:

a.	advises the LICENSOR of each Microfluidizer Territory for which LICENSEE is exercising this Microfluidizer Option; and

b.	pays the prescribed quarterly payment of the Territory License Fee, as set out in Exhibit C, for each Microfluidizer Territory in which the Microfluidizer Option is being exercised , regardless of the quarterly payment date prescribed by paragraph 1 (b) or (c), as applicable.

_____________

1 Certain information has been redacted: the omitted text sets forth a condition for receiving the microfluidizer option

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2.	Delivery. The LICENSOR shall direct the Standard Equipment or any Upgrade, as defined below, to be delivered to the LICENSEE’S specified lab facility located in a Microfluidizer Territory (each a “Facility”).

3.	Upgrade of Standard Equipment. The LICENSEE may request an upgrade to the Standard Equipment at the time of exercising the Microfluidizer Option (the “Upgrade”), however such Upgrade will be subject to the additional consideration as noted below, (check boxes as applicable):

Microfluidizer Upgrade	Additional Consideration Option #1	Initial	OR: Additional Consideration Option #2	Initial
M110-P for processing Pilot Scale and Small Production Batches or equivalent	2 year increase on Term 0% increase on Usage Fee		0 year increase on Term 1% increase on Usage Fee
OR
M-110EH for processing Pilot Scale and Small Production Batches or equivalent	3 year increase on Term 1% increase on Usage Fee		1 year increase on Term 2% increase on Usage Fee

The Standard Equipment or any Upgrade thereto is referred to herein as the “Equipment” and the provision by the LICENSOR of the Equipment shall be deemed to be a lease for same until the completion of the Term of the Agreement.

4.	Delivery and Acceptance: Upon acceptance by LICENSEE of the Equipment at its Facility, which acceptance shall be identified by LICENSEE taking possession of the Equipment, such acceptance shall acknowledge that the Equipment is in good order and new condition and that LICENSEE is satisfied with same and that LICENSOR has made no representation or warranty, expressed or implied, with respect to such item of Equipment. The Equipment is delivered to LICENSEE in an “as is” condition.

5.	Set Up: LICENSEE is responsible to pay all costs associated with any Equipment set up including but not limited to engineering, electrical, manufacturer installation and training.

6.	Title to Equipment: LICENSOR represents that it owns the Equipment leased herein free and clear of all liens.

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7.	Use and Right to Equipment: Until the completion of the Term, the LICENSOR shall maintain all right, title and interest in and to the Equipment. In addition, the LICENSOR shall have the right during the Term to access and use the Equipment at the LICENSEE’s Facility, upon fourteen (14) calendar days written notice to LICENSEE, for up to two visits in any month with each such visit lasting a minimum of a half-day to a maximum of two (2) business days for the following purposes:

a.	Conduct research, analysis and clinical trials;

b.	Perform formulation work on an anonymous basis for third parties to demonstrate the effectiveness of combining the Equipment with the Technology in the creation of liquid products; and

c.	For such other purposes as the LICENSOR sees fit for the purposes of advancing its Technology and expanding its client base.

with all such purposes being conducted (i) according to any and all applicable laws and regulations; (ii)in strict privacy; and (iii) under the confidentiality provisions contained in paragraph 8 of this Agreement.

8.	Maintenance and Repair: Other than with respect to any maintenance or repairs incurred in connection with or required as a result of LICENSOR’S use of the Equipment as described above, all maintenance and repair costs to the Equipment shall be paid by LICENSEE, and LICENSOR is hereby relieved from any responsibility to maintain or repair said Equipment, all said Equipment being leased in an “as is” condition.

9.	Insurance and Risk of Loss: LICENSEE shall acquire and maintain insurance on the Equipment in the amount of at least US$40,000.00 dollars with LICENSOR named as Lost Payee during the Term and shall provide LICENSOR with proof of same.

10.	Taxes and Licenses: All taxes, license fees and other expenses associated with the lease of the Equipment shall be paid by LICENSEE.

11.	LICENSOR’S Indemnification: LICENSEE shall indemnify, protect and hold harmless the LICENSOR, its agents, servants, successors and assigns from and against all losses, damages, injuries, claims, demands and expenses, including legal expenses, of whatever nature, arising out of the use, condition or operation of any item of Equipment (excluding use or operation by LICENSOR as described below), regardless of where, how and by whom operated. LICENSEE shall assume the settling of, and the defense of any suits or other legal proceedings brought to enforce all such losses, damages, injuries, claims, demands and expenses and shall pay all judgments entered in the suit for other legal proceedings. The indemnifications and assumptions of liability and obligation herein provided shall continue in full force and effect notwithstanding the termination of this agreement, whether by expiration of time, by operation of law or otherwise for any such claims made or accruing during the term of this lease.

12.	LICENSEE’S Indemnification: LICENSOR shall indemnify, protect and hold harmless the LICENSEE, its agents, servants, successors and assigns from and against all losses, damages, injuries, claims, demands and expenses, including legal expenses, of whatever nature, arising out of LICENSOR’S use or operation of any item of Equipment pursuant to Section 7 of this Exhibit F.

13.	Assignment and Sublease: LICENSEE may not assign or sublease the Equipment without the written consent of LICENSOR, which consent shall not be unreasonably withheld.

14.	Relocation: Equipment may not be relocated or moved to any other building other than the one it is delivered to by the manufacturer, without express written consent from the LICENSOR, not less than 30 days in advance. Equipment is not readily portable and may not be temporarily transported to any other building even if it is returned to the original building.

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15.	LICENSEE’S Default: Time is of the essence under this agreement and any of the following events shall constitute defaults on the part of LICENSEE hereunder:

a.	any breach or failure of LICENSEE to observe or perform any of its material obligations under the Agreement;

b.	insolvency of bankruptcy of LICENSEE or assignment for the benefit of creditors;

c.	any other act of LICENSEE which will allow LICENSOR to reasonably deem itself insecure in the prospect of payment.

Upon the occurrence of any default LICENSOR may exercise this option with at least five (5) days’ notice to the LICENSEE and thereupon all Equipment and rights of LICENSEE therein shall be surrendered unto LICENSOR; upon default, LICENSOR may take possession of the Equipment where found with or without process of law in court, may enter upon the leased premises without liability for suit, action, or other proceedings by LICENSEE and remove same; hold, sell, lease or otherwise dispose of the Equipment or keeping of any of them as LICENSOR so chooses.

16.	Purchase Agreement: LICENSEE agrees that on the final date of the Term that it shall purchase the Equipment from the LICENSOR for the purchase price of US$1.00 (the “Purchase Price”) which sum shall be payable by the 5th day following the completion of the Term. If LICENSEE fails to purchase the Equipment and pay the Purchase Price pursuant to this paragraph 12, LICENSOR may repossess the Equipment. In the event LICENSEE pays the Purchase Price in accordance with this paragraph 12, LICENSOR shall convey the Equipment unto LICENSEE free and clear of all liens.

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